Exhibit 23.3

July 7, 2017

USA Technologies, Inc.:

We consent to the reference to us under the heading “LEGAL MATTERS” in the Prospectus relating to the public offering of common stock included in the Registration Statement on Form S-1 to which this consent is attached as an Exhibit.

/s/ Ballard Spahr LLP